EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

NORTH HAVEN PRIVATE ASSETS FUND

Tendered Pursuant to the Offer to Purchase
Dated August 14, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND
BY SEPTEMBER 16, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 16, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To: nhpaf@seic.com

Shareholders desiring to obtain the estimated net asset value of their Shares may contact State Street, the Fund’s transfer agent at: (617) 662-7100 or by emailing MSBDC-TA@StateStreet.com

Letter of Transmittal Page 1 of 6

Ladies and Gentlemen:

The undersigned hereby tenders to North Haven Private Assets Fund, a closed-end, non-diversified management investment company organized as a Delaware statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 14, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to repurchase the Shares tendered hereby. The undersigned further understands and agrees that if the undersigned tenders some but not all of its Shares for repurchase, the undersigned will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s Shares. To the extent the undersigned seeks to tender all of the Shares it owns and the Fund repurchases less than the full amount of Shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of Shares of less than $10,000 following such Share repurchase.

The Fund will provide payment to the undersigned whose Shares have been accepted for repurchase an amount equal to at least 95% of the value of the repurchased Shares, based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer. The payment of the repurchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The Fund may hold back a portion of the amount due to the undersigned, which shall not exceed 5% of the total amount due to the undersigned. If there is such a holdback, the second and final payment for the balance due shall be paid no later than two business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s net asset value as of September 30, 2026. Since the Fund’s current fiscal year will end on March 31, 2027, the Fund expects that the audit will be completed by the end of May 2027.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE E-MAIL TO: nhpaf@seic.com

Letter of Transmittal Page 2 of 6

LETTER OF TRANSMITTAL

Tender Valuation Date: September 30, 2026

Tender Expiration Date: 11:59 p.m. ET, September 16, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD REACH OUT TO THEIR FINANCIAL ADVISOR/PRIVATE WEALTH ADVIOSR TO COMPLETE THE ELECTRONIC FORM OF THE LETTER OF TRANSMITTAL. Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should submit such completed forms to their Order Entry System by 4:00 p.m. Eastern time at least two days prior to the Offer Expiration Date.

PLEASE E-MAIL TO:

nhpaf@seic.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST. MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL TENDER DOCUMENTS DIRECTLY TO THE FUND.

PART 1 – NAME AND ADDRESS

North Haven Private Assets Fund Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Financial Professional Firm Name:
Financial Professional Rep Name
Financial Professional Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY

Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[ ] Class S (Fund # 659602 106)	[ ] Class D (Fund # 659602 205)	[ ] Class I (Fund # 659602 304)

[ ] Entire amount of Shares

[ ] Portion of Class S Shares	$	or	_______ Number of Shares
[ ] Portion of Class D Shares	$	or	_______ Number of Shares
[ ] Portion of Class I Shares	$	or	_______ Number of Shares

Letter of Transmittal Page 3 of 6

The undersigned understands and agrees that if the undersigned tenders some but not all of its Shares for repurchase, the undersigned will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s Shares. To the extent the undersigned seeks to tender all of the Shares it owns and the Fund repurchases less than the full amount of Shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of Shares of less than $10,000 following such Share repurchase.

LETTER OF TRANSMITTAL

PART 3 – NON-CUSTODIAL PAYMENT

PAYMENT GUIDELINES: Proceeds for custodial accounts will automatically be issued to the Financial Intermediary (defined below) of record. Custodial signature required.

If your Shares are held through a financial intermediary, such as a financial adviser, Custodian, Broker/Dealer, or other nominee (each, a “Financial Intermediary”), please ask your Financial Intermediary to submit the Letter of Transmittal on your behalf. Your Financial Intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your Financial Intermediary before submitting your tender request.

If you invest in the Fund through a Financial Intermediary, please allow for additional processing time as the Letter of Transmittal must ultimately be received by the Fund’s transfer agent no later than 11:59 p.m., Eastern Time, on September 16, 2026.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please e-mail nhpaf@seic.com for instructions.

Letter of Transmittal Page 4 of 6

PART 4 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus dated July 27, 2026, as amended and/or supplemented from time to time (the “Prospectus”) and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

If Shares are registered in the name of a Financial Intermediary, such Financial Intermediary must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the Financial Intermediary to execute this Letter of Transmittal.

Beneficial Owner and Custodian Signature:

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature of Authorized Custodian, if applicable	Print Name of Authorized Signatory (and Title if applicable)	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund’s transfer agent):

Signature – Registered Holder

Print Name of Registered Holder

Title of Signatory

Date

Letter of Transmittal Page 5 of 6

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

IF YOUR SHARES ARE HELD THROUGH A FINANCIAL INTERMEDIARY, PLEASE ASK YOUR FINANCIAL INTERMEDIARY TO SUBMIT THE LETTER OF TRANSMITTAL ON YOUR BEHALF. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 6 of 6

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.